EXHIBIT 99.1

EXHIBIT A

The undersigned, Steven B. Klinsky, New Mountain Partners II (Cayman), L.P., Allegheny New Mountain Partners (Cayman), L.P., New Mountain Affiliated Investors II (Cayman), L.P., New Mountain Investments II (Cayman), L.P., NMI II (Cayman) GP, Ltd., and New Mountain Capital, L.L.C., hereby agree and acknowledge that the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.  The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  February 12, 2008

By: /s/ Steven B. Klinsky
Name: Steven B. Klinsky

NEW MOUNTAIN PARTNERS II (CAYMAN), L.P.

By: New Mountain Investments II (Cayman), L.P.
Title: General Partner

By: NMI II (Cayman) GP, Ltd.
Title: General Partner

By: /s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Sole Director

ALLEGHENY NEW MOUNTAIN PARTNERS (CAYMAN), L.P.

By: New Mountain Investments II (Cayman), L.P.
Title: General Partner

By: NMI II (Cayman) GP, Ltd.
Title: General Partner

By: /s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Sole Director

NEW MOUNTAIN AFFILIATED INVESTORS II (CAYMAN), L.P.

By: New Mountain Investments II (Cayman), L.P.
Title: General Partner

By: NMI II (Cayman) GP, Ltd.
Title: General Partner

By: /s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Sole Director

NEW MOUNTAIN INVESTMENTS II (CAYMAN), L.P.

By: NMI II (Cayman) GP, Ltd.
Title: General Partner

By: /s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Sole Director

NMI II (CAYMAN) GP, LTD.

By: /s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Sole Director

NEW MOUNTAIN CAPITAL, L.L.C.

By: /s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: CEO